Exhibit 99.1

Sonim Reports Third Quarter 2021 Financial Results

Company Reports 20% Sequential Increase in Revenue

Launches First New Carrier Device in Two Years, More Planned for 2022

Austin, Texas – November 10, 2021 – Sonim Technologies, Inc. (Nasdaq: SONM), a leading U.S. provider of ultra-rugged mobile devices, accessories and solutions designed specifically for task workers physically engaged in their work environments, reported financial results for the third quarter ended September 30, 2021.

Third Quarter 2021 and Recent Highlights

•	Net revenues of $14.4 million, an increase of 20.0% compared with $12.0 million in the second quarter 2021.

•	Gross profit was 12.4%, reflecting changes in product mix and average unit pricing.

•	Net loss was $10.9 million, compared with a net loss of $6.7 million in the second quarter of 2021.

•	Ended the quarter with cash and cash equivalents of $10.2 million compared with $6.9 million at June 30, 2021.

•	Launched the Company’s next generation XP3plus at major U.S. carriers and continued development of additional rugged phones for launch in 2022.

•	Regained compliance with the Nasdaq continued listing standards.

Said Bob Tirva, President, Chief Financial Officer and Chief Operating Officer: “We were very pleased to see the initial sales volume for our next generation rugged flip phone, the XP3plus. We initially launched with T-Mobile, then added Verizon late in the third quarter. In the fourth quarter, we have expanded the availability to include T-Mobile retail stores and are readying a release for Canada as well as a new global variant, opening worldwide addressable market opportunities for further expansion.

“We continue to invest proactively in R&D activities to support our customer design awards. We are making good progress on additional next generation devices, including a 5G rugged smartphone, and a feature phone with expanded Push-to-Talk (PTT) capabilities. We currently expect these additional devices to be available in mid-2022. This will give Sonim a fully refreshed line of ultra-rugged mobile devices designed specifically to excel in even the most demanding work environments.”

Third Quarter 2021 Financial Results

Net revenues for the third quarter of 2021 increased 20.0% to $14.4 million, compared with $12.0 million in the second quarter of 2021. The change in net revenue reflected carrier demand for the new XP3plus device, offset by the expected decline in sales of legacy products.

Gross profit for the third quarter of 2021 declined to $1.8 million, reflecting the shift in product mix as well as added cost attributable to the global supply chain constraints affecting the broader technology industry. In order to address the change in gross margin, Sonim is making certain pricing adjustments as well as advancing development of its other next generation devices to restore a more historical sales mix of smartphones, including Sonim’s first 5G smartphone device, and advanced PTT feature phones next year as additional next generation products are launched.

Operating expenses for the third quarter were $12.5 million, an increase from $9.1 million in the second quarter of 2021. Net loss for the third quarter of 2021 was $10.9 million, compared with $6.7 million in the second quarter of 2021.

Balance Sheet and Cash Flow

Sonim ended the quarter with $10.2 million in cash and equivalents and remained essentially debt free. The Company raised an additional $10.4 million in net proceeds through its at-the-market equity offering program during the third quarter and raised an additional $14.3 million in net proceeds through our at-the-market equity offering program subsequent to September 30, 2021. Inventory was $9.9 million at quarter end, and accounts receivable was $2.8 million.

As previously announced, Sonim has retained B. Riley as its investment bank to explore strategic alternatives and capital market options, including both buy and sell side opportunities.

About Sonim Technologies, Inc.

Sonim Technologies is a leading U.S. provider of ultra-rugged mobile phones and accessories designed specifically for task workers physically engaged in their work environments, often in mission-critical roles. We currently sell our ruggedized mobility solutions to several of the largest wireless carriers in the United States— including AT&T, T-Mobile and Verizon—as well as the three largest wireless carriers in Canada—Bell, Rogers and Telus Mobility. Our phones and accessories connect workers with voice, data and workflow applications in two end markets: industrial enterprise and public sector. In 2020, we announced that we would be entering the ruggedized barcode scanner business and we began shipping our first devices in March 2021. Our barcode scanner devices, as well as our ruggedized phones and accessories, are sold through distributors in North America, South America and Europe. For more information, visit www.sonimtech.com.

Important Cautions Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to, among other things, the expected timing of the launch of Sonim’s next generation of products, Sonim’s review of strategic alternatives, and the timing and market acceptance of new products. These forward-looking statements are based on Sonim’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by Sonim, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future”, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include, but are not limited to, the following: Sonim’s ability to continue as a going concern and improve its liquidity and financial position; Sonim’s exploration of strategic or financial alternatives may not result in any transaction or alternative that enhances value; Sonim’s ability to continue to develop solutions to address user needs effectively, including its next generation products; anticipated sales levels of both new and legacy products; Sonim’s reliance on its channel partners to generate a substantial majority of its revenues; the limited operating history in Sonim’s markets; Sonim’s ongoing restructuring and transformation of its business; the variation of Sonim’s quarterly results; the lengthy customization and certification processes for Sonim’s wireless carries customers; the impact of the COVID-19 pandemic; and the ongoing Securities and Exchange Commission investigation on Sonim’s business, as well as the other risk factors described under “Risk Factors” included in Sonim’s Annual Report on Form 10-K for the year ended December 31, 2020 and in Sonim’s Quarterly Report on Form 10-Q for the three months ended September 30, 2021, and any risk factors contained in subsequent quarterly and annual reports it files with the Securities and Exchange Commission (available at www.sec.gov). Sonim cautions you not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Sonim assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

Sonim Technologies Contacts

Robert Tirva, President, Chief Financial Officer and Chief Operating Officer

Sonim Technologies, Inc.

IR@sonimtech.com

Matt Kreps, Managing Director

Darrow Associates Investor Relations

mkreps@darrowir.com

(214) 597-8200

SONIM TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(IN THOUSANDS OF U.S. DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

	September 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$10,187	$22,141
Accounts receivable, net	2,798	4,152
Non-trade receivable	2,845	453
Inventory	9,906	11,344
Prepaid expenses and other current assets	6,863	7,481

Total current assets	32,599	45,571
Property and equipment, net	570	843
Other assets	5,023	3,898

Total assets	$38,192	$50,312

Liabilities and stockholders’ equity
Current portion of long-term debt	$177	$177
Accounts payable	12,563	8,856
Accrued expenses	10,154	9,906
Warranty liability	1,296	1,530
Deferred revenue	—	5

Total current liabilities	24,190	20,474
Income tax payable	1,283	1,243
Long-term debt, less current portion	74	185

Total liabilities	25,547	21,902

Stockholders’ equity
Common stock, $0.001 par value per share; 100,000,000 shares authorized: and 9,253,238 and 6,631,039 shares issued and outstanding at September 30, 2021, and December 31, 2020, respectively.*	9	7
Preferred stock, $0.001 par value per share, 5,000,000 shares authorized, and no shares issued and outstanding at September 30, 2021, and December 31, 2020, respectively.	—	—
Additional paid-in capital	235,719	224,581
Accumulated deficit	(223,083)	(196,178)

Total stockholders’ equity	12,645	28,410

Total liabilities and stockholders’ equity	$38,192	$50,312

*	Reflects the 1-for-10 reverse stock split that became effective on September 15, 2021.

SONIM TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(IN THOUSANDS OF U.S. DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net revenues	$14,445	$14,393	$38,639	$48,157
Cost of revenues	12,661	9,994	31,738	36,675

Gross profit	1,784	4,399	6,901	11,482

Operating expenses:
Research and development	5,492	3,389	13,826	10,581
Sales and marketing	3,087	2,884	7,456	8,611
General and administrative	2,961	2,477	7,602	7,644
Legal	967	1,768	4,276	5,359
Restructuring costs	—	—	—	1,087

Total operating expenses	12,507	10,518	33,160	33,282

Loss from operations	(10,723)	(6119)	(26,259)	(21,800)
Interest expense	—	(182)	—	(803)
Other expense, net	(126)	(13)	(419)	(408)

Loss before income taxes	(10,849)	(6,314)	(26,678)	(23,011)
Income tax expense	(90)	(150)	(227)	(513)

Net loss	$(10,939)	$(6,464)	$(26,905)	$(23,524)

Net loss per share, basic and diluted*	$(1.31)	$(0.98)	$(3.72)	$(5.96)

Weighted–average shares used in computing net loss per Share, basic and diluted*	8,366,283	6,593,764	7,222,541	3,949,415

*	Reflects the 1-for-10 reverse stock split that became effective on September 15, 2021.

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